Exhibit 10.40

AMENDMENT NO. 1 TO ASSET PURCHASE AGREEMENT

This Amendment No. 1 to Asset Purchase Agreement (this “Amendment”), is made and entered into as of November 4, 2008 by and among Rapid Communications LLC, a Colorado limited liability company (“RCL”), Rapid Acquisition Co., LLC, a Delaware limited liability company (“RAC” and, together with RCL, “Seller”), and Shentel Cable Company, a Virginia corporation (“Buyer”). Seller and Buyer are sometimes referred to herein as the Parties.

RECITALS

WHEREAS, the Parties entered into that certain Asset Purchase Agreement dated as of August 6, 2008 (the “Agreement”),

WHEREAS, the Parties now wish to amend and modify the Agreement, subject and pursuant to the terms of this Amendment, and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

NOW, THEREFORE, in consideration of the benefits conferred hereby, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

ARTICLE 1

AMENDMENTS

SECTION 1.1.	Certain Definitions

The following definition shall be added to Article 1:

“Amendment” means that Amendment No. 1 to Asset Purchase Agreement, made and entered into as of November 4, 2008 by and between Seller and Buyer.

SECTION 1.2.	Purchase Price; Earnest Money

(a)       The first sentence of Section 2.4 shall be deleted and replaced in its entirety with the following:

“Buyer shall pay to Seller total consideration of $10,000,000, subject to adjustment as provided in Sections 2.5 and 2.6 (as adjusted, the “Purchase Price”), as follows:”

(b)       The first sentence of Section 2.4(a) shall be deleted and replaced in its entirety with the following:

“Buyer shall deposit the sum of One Million Five Hundred Thousand Dollars ($1,500,000) (the ”Earnest Money Deposit“ and, together with any interest or earnings thereon,

the “Deposit Escrow Fund”), by wire transfer of immediately available funds in an interest-bearing account with SunTrust Bank (the “Deposit Escrow Agent”), to be held by the Deposit Escrow Agent in accordance with the terms and conditions of the Deposit Escrow Agreement dated as of August 6, 2008 by and among Buyer, Seller and the Deposit Escrow Agent (the “Deposit Escrow Agreement”). The Earnest Money Deposit includes Five Hundred Thousand Dollars ($500,000) deposited by Buyer with the Deposit Escrow Agent on August 6, 2008.”

(c)	Section 2.4(b) shall be deleted and replaced in its entirety with the following:

“At Closing, Buyer shall pay to Seller the Purchase Price, adjusted in accordance with the Preliminary Adjustments Report less the aggregate amount of the Deposit Escrow Fund (the “Closing Cash Payment”) by wire transfer of immediately available funds to an account designated by Seller.”

(d)       Section 2.4(c)  shall be deleted in its entirety, and all references throughout the Agreement to Escrow Agent, Escrow Agreement, Escrow Amount and Escrow Deposit shall be deleted.

(e)       Section 2.5(a) shall be deleted in its entirety, and Section 2.5(a) shall be designated as “Reserved” in the Agreement.

SECTION 1.3.	Representations and Warranties

(a)       Section 4.9(a)(v) shall be deleted in its entirety, all references throughout the Agreement to Homes Passed and Non-AutoCAD Homes Passed shall be deleted and Section 4.9(a)(v) shall be designated as “Reserved” in the Agreement.

SECTION 1.4.	Conditions Precedent and Closing

(a)	Section 6.1(a) shall be deleted and replaced in its entirety with the following:

“Accuracy of Representations and Warranties. The representations and warranties of Seller in the Agreement, as amended by the Amendment, shall be true and accurate in all respects as of the date of the Amendment and as of Closing (unless an earlier date is specified) with the same effect as if made at and as of Closing, except where the failure of such representations and warranties to be so true and accurate (without giving effect to any limitation as to materiality or Material Adverse Effect set forth therein) individually or in the aggregate has not had, and would not be reasonably likely to have or result in, a Material Adverse Effect.”

(b)       In the second to last line of Section 6.1(e)(i), “90 percent” shall be replaced with “80 percent”.

(c)	Section 6.1(f) shall be deleted and replaced in its entirety with the following:

“No Material Adverse Effect. Since the date of the Amendment, there shall not have occurred a Material Adverse Effect.”

(d)       Section 6.1(h) shall be deleted in its entirety, and Section 6.1(h) shall be designated as “Reserved” in the Agreement.

(e)       Section 6.1(k) shall be deleted in its entirety, and Section 6.1(k) shall be designated as “Reserved” in the Agreement.

(f)        Section 7.3(b) shall be deleted in its entirety, and Section 7.3(b) shall be designated as “Reserved” in the Agreement.

SECTION 1.5.	Indemnification

(a)       In the second to last line of Section 10.5, “twenty percent (20%) of the Purchase Price” shall be replaced with “Three Million Two Hundred Thousand Dollars ($3,200,000)”.

(b)	Section 10.6 shall be deleted and replaced in its entirety with the following:

“Materiality. The parties acknowledge and agree that solely for purposes of determining whether a breach has occurred and for calculating the amount of Losses caused by the breach of a representation, warranty or covenant, all “Material Adverse Effect” and “material” qualifications contained in this Agreement shall be disregarded.”

(c)       Section 10.7 shall be deleted in its entirety, and Section 10.7 shall be designated as “Reserved” in the Agreement.

ARTICLE 2

ADDITIONAL AGREEMENTS AND COVENANTS

SECTION 2.1.           Earnest Money Deposit. As contemplated in Section 1.2(b) above, on the date hereof, Buyer shall deposit an additional One Million Dollars ($1,000,000) with the Deposit Escrow Agent to be held in accordance with the Deposit Escrow Agreement.

SECTION 2.2.           Updated Schedules. Attached hereto are updated Schedules as of the date hereof to the Agreement, which shall be deemed to be the Schedules attached to the Agreement on the date of execution of the Agreement.

SECTION 2.3.           Restatement of Representations and Warranties. The representations and warranties of the Parties set forth in the Agreement (as amended by this Amendment) are incorporated by reference as if restated herein in their entirety and are true and correct as of the date of this Amendment.

SECTION 2.4.           Closing. The Parties agree to use their commercially reasonable efforts to cause the Closing to occur within thirty (30) days after the date of this Amendment, but nothing herein shall constitute, be construed or be deemed to be a waiver of any rights of any Party under the Agreement (including any rights with respect to the satisfaction of the conditions precedent to Closing as set forth Article 6 of the Agreement).

ARTICLE 3

MISCELLANEOUS PROVISIONS

SECTION 3.1.           Confirmation. All of the terms and conditions in the Agreement that have not been modified by this Amendment are hereby confirmed and remain in full force and effect and each Party confirms that, in all material respects, such Party has performed all obligations and agreements and complied with all covenants in this Agreement to be performed and complied with by it at or before the date hereof. The Parties acknowledge and agree that any breach of this Amendment shall be subject to the indemnification obligations of the Parties set forth in Article 10 of the Agreement.

SECTION 3.2.           Entire Agreement. This Amendment, together with the Agreement, constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both oral and written, among the Parties with respect to such subject matter.

SECTION 3.3.           Applicable Law. This Amendment shall be governed by and construed under the laws of the Commonwealth of Virginia.

SECTION 3.4.           Counterparts; Facsimile Signatures. This Amendment may be executed in two or more counterparts, which together shall constitute one instrument. Facsimile counterpart signatures to this Amendment shall be acceptable and binding.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties enter into this Amendment effective as of the 4th day of November, 2008.

BUYER

SHENTEL CABLE COMPANY

By:	________________________
Name:_______________________
Title:________________________

SELLER

RAPID COMMUNICATIONS LLC

By: TS Communications Management, LLC,

its Manager

By: TS Communications, Inc.

its Manager
By:________________________

Name: Thomas Semptimphelter

Title: President

RAPID ACQUISITION CO., LLC

By:______________________________

Name: Thomas G. Semptimphelter

Title: Chief Executive Officer